United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):December 28, 1998



AUTO-GRAPHICS, INC.
(Exact name of registrant as specified in its charter)


California                   0-4431                 95-2105641
State or Other               Commission             I.R.S. Employer
Jurisdiction                 File Number            Identification
of Incorporation                                    Number


3201 Temple Avenue
Pomona, California                                  91768-3200
Address of Principal                                Zip Code
Executive Offices


Registrant's telephone number:	(909) 595-7204


FORM 8-K

ITEM 4.   Changes in Registrant's Certifying Accountant

On December 28, 1998, Auto-Graphics, Inc. (the "Company") engaged the services of BDO Seidman LLP as its principal accountant to audit the Company's consolidated balance sheet as of December 31, 1998 and the related statements of operations, stockholder's equity, and cash flows for the fiscal year ending December 31, 1998. The engagement was approved by the Company's Board of Directors.

Prior to the engagement of BDO Seidman LLP, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with BDO Seidman LLP regarding the type of audit opinion which might be rendered on the Company's financial statements and no written or oral report was provided by BDO Seidman LLP.

The Company has provided BDO Seidman LLP with a copy of the disclosures contained herein, and such firm has indicated that no letter will be provided containing any new information, clarification of the Company's expression of its views, or the respects in which such firm does not agree with the statements made by the Company in response to Item 304(a). No other event requiring disclosure under Item 304(a)(2) of Regulation S-K has occurred.


ITEM 7.   Exhibits

The Company filed Form 8-K on August 13, 1998 reporting that the Company had been notified on August 6, 1998 that Ernst & Young LLP would not stand for re-election for the fiscal year ending December 31, 1998 and had also tendered its resignation as the Company's principal accountant. Such report is incorporated herein by reference.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AUTO-GRAPHICS, INC.
                                         (Registrant)



Date:  December 28, 1998               By:  ss/Robert S. Cope
                                               Robert S. Cope, President,
                                               Treasurer, and Director

Date:  December 28, 1998               By:  ss/Daniel E. Luebben
                                               Daniel E. Luebben
                                               Vice President, Chief
                                               Financial Officer &
                                               Secretary